EXHIBIT 23

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated April 30, 1998 included in this Form 10-K for the year ended March 31, 1998, into the Company's previously filed Registration Statements on Form S-3, File Nos. 33-80679, 333-18933, 333-30955 and 333-39421, and Registration
Statements on Form S-8, File Nos. 33-94400, 33-56454, 33-42156 and 333-37017.

           /S/ ARTHUR ANDERSEN LLP

Portland, Oregon
  June 26, 1998